EXHIBIT (10)W

AMENDMENT NO. 1, dated as of January 31, 2011 (this “Amendment”), by and among TARGET RECEIVABLES LLC (formerly known as TARGET RECEIVABLES CORPORATION), as Transferor (the “Transferor”), TARGET NATIONAL BANK, a national banking association organized and existing under the laws of the United States, as Servicer (the “Servicer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as trustee (the “Trustee”), to the SERIES 2008-1 SUPPLEMENT, dated as of May 19, 2008 (the “2008-1 Supplement”), by and among the Transferor, the Servicer and the Trustee, supplementing the Amended and Restated Pooling and Servicing Agreement, dated as of April 28, 2000, as amended (the “Pooling and Servicing Agreement”), by and among the Transferor, the Servicer and the Trustee.

W I T N E S S E T H:

WHEREAS, the Board of Directors of the Transferor has duly adopted resolutions (i) approving the change of the name of the Transferor from “Target Receivables Corporation” to “Target Receivables LLC” and (ii) approving the conversion of the Transferor from a Minnesota corporation to a Minnesota limited liability company;

WHEREAS, the Transferor, the Servicer and the Trustee desire to amend the 2008-1 Supplement pursuant to Section 13.1(a) of the Pooling and Servicing Agreement in order to reflect the conversion of the Transferor to a limited liability company and make certain modifications to address the transfer of the membership interest in the Transferor by Target Capital Corporation, a Minnesota corporation, to TCC Corporation SARL, a société à responsabilité limitée existing and organized under the laws of the Grand Duchy of Luxembourg;

WHEREAS, Section 13.1(a) of the Pooling and Servicing Agreement provides that any Supplement may be amended from time to time, under the circumstances set forth therein, including, without limitation, in connection with adding any provision to, changing in any manner or eliminating any of the provisions of any Supplement or modifying in any manner the rights of Certificateholders of any Series then issued and outstanding, provided, in each case, that (x) the Transferor shall have delivered to the Trustee an Officer’s Certificate to the effect that the Transferor reasonably believes that such action shall not adversely affect in any material respect the interests of any Investor Certificateholder, (y) the Rating Agency Condition shall have been satisfied with respect to any such amendment and (z) a Tax Opinion is delivered in connection with any such amendment;

WHEREAS, pursuant to Section 13.2(d)(i) of the Pooling and Servicing Agreement, an Opinion of Counsel shall have been delivered to the Trustee in connection with the Amendment; and

WHEREAS, the conditions precedent to the execution of this Amendment have been complied with.

NOW, THEREFORE, the parties hereto hereby are executing and delivering this Amendment in order to modify the 2008-1 Supplement in the manner set forth below.

Capitalized terms used but not defined herein shall have the meanings assigned to them in the 2008-1 Supplement the Pooling and Servicing Agreement.

ARTICLE I

Section 1.1             Replacement of Terms. All occurrences of the terms “Target Receivables Corporation” or “Target Receivables Corporation, a corporation organized and existing under the laws of the State of Minnesota” in the 2008-1 Supplement shall be replaced with the terms “Target Receivables LLC” or “Target Receivables LLC, a limited liability company organized and existing under the laws of the State of Minnesota”, respectively. All such replacements shall be applicable for the singular, plural and possessive forms of the respective terms thereof.

ARTICLE II

Section 2.1             Counterparts.  This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 2.2             Effect of Headings and Table of Contents.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 2.3             Separability.  In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not be affected or impaired thereby.

Section 2.4             Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 2.5             Effective Date.  This Amendment shall become effective as of the day and year first above written (the “Effective Date”).

Section 2.6             Binding Effect; Ratification.  (a) On and after the Effective Date, (i) this Amendment shall be a part of the 2008-1 Supplement and (ii) each reference in the 2008-1 Supplement to “this Series Supplement”, “the 2008-1 Supplement”, “hereof”, “hereunder” or words of like import, and each reference in any other transaction document to the 2008-1 Supplement, shall mean and be a reference to the 2008-1 Supplement as amended hereby.

(b) Except as expressly modified or amended in this Amendment, all of the terms, covenants, provisions, agreements and conditions of the 2008-1 Supplement are hereby ratified and confirmed in every respect and shall remain unmodified and unchanged and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

TARGET RECEIVABLES LLC
(formerly known as TARGET RECEIVABLES CORPORATION),
as Transferor

By:	/s/ Sara J. Ross
Name: Sara J. Ross
Title: Vice President and Assistant Treasurer

TARGET NATIONAL BANK,
as Servicer

By:	/s/ Spencer Johnson
Name: Spencer Johnson
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Kristen L. Puttin
Name: Kristen L. Puttin
Title: Vice President

Amendment No. 1

to the Series 2008-1 Supplement